Exhibit 10.1






February 20, 1998

Hyde Athletic Industries, Inc.
13 Centennial Drive
Peabody, MA  01961

Attention:   Mr. Charles Gottesman, Executive Vice President

Ladies and Gentlemen:

State Street Bank and Trust Company (the "Bank") has made available to Hyde Athletic Industries, Inc. (the "Borrower") a $15,000,000 revolving credit facility and a $15,000,000 demand line of credit each as described in a Loan Agreement by and between the Borrower and the Bank (as amended, the "Loan Agreement"). Terms not otherwise defined herein shall be used as defined in the Loan Agreement. The Borrower has informed the Bank that borrowings under new credit facilities to be provided by the Bank to subsidiaries of the Borrower (the "New Credit Facilities") may be in violation of Section 4.11 of the Loan Agreement, which requires an annual 30-day period during which there are no outstanding borrowings. The Borrower has requested that the Bank enter into this letter agreement regarding any future violation of Section 4.11 which may be caused by borrowings under the New Credit Facilities, and the Bank has agreed to do so, provided that the terms of this letter agreement expire on or before July 31, 1998.

Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrower and the Bank hereby agree that (I) regardless of the frequency or timing of borrowings under the New Credit Facilities, no such borrowing shall be deemed to be a violation of Section 4.11 of the Loan Agreement and (ii) the terms of this letter agreement shall terminate upon the earlier to occur of (a) the execution of redocumentation for the credit facility evidenced by the Loan Agreement or (b) July 31, 1998.

This agreement relates only to Section 4.11 of the Loan Agreement as the same may apply to borrowings under the New Credit Facilities. This agreement shall not be deemed to be a waiver of any other violation of Section 4.11, future or otherwise, or of any other term of the Loan Agreement or any related document.

All terms and conditions of the Loan Agreement and all documents executed in connection therewith are ratified and affirmed as of the date hereof and the Borrower represents and warrants to the Bank that no default or event of default has occurred thereunder as of the date hereof.

If the foregoing is acceptable to you, please have an authorized officer of the Borrower execute this letter agreement below where indicated and return the same to the undersigned.

Very truly yours,

State Street Bank and Trust Company


By:  /s/ Gregory J. Mann
    -----------------------
Gregory J. Mann, Vice President

Accepted and Agreed:

Hyde Athletic Industries, Inc.


By: /s/ Charles A. Gottesman
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Title:  Executive Vice President
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